CONSENT OF DIRECTORS OF SANGUINE CORPORATION


          The undersigned, being all of the duly elected and incumbent directors of Sanguine Corporation, a Nevada corporation (the "Company"), acting pursuant to Section 78.315 of the Nevada Revised Statutes, do hereby unanimously consent to and adopt the following resolutions, effective February 27, 2001, unless indicated otherwise, to-wit:

          RESOLVED, that Sanguine accept the cancellation of the Westbury Consultancy Services Ltd. Warrant Agreement, its Addendum and related Warrant dated March 20, 2000, respecting 12,000,000 shares of common stock underlying such Warrant of Sanguine;

          FURTHER, RESOLVED, that Westbury Consultancy Services Ltd. is released from any further obligations under the Warrant Agreement;

          FURTHER, RESOLVED, that the Company's SB-2 Registration Statement be amended to remove the 12,000,000 shares of common stock as "registered" shares therein.


Date: 3/1/01.                       /s/Thomas C. Drees
                              Thomas C. Drees, Ph.D., MBA

Date: 3/1/01.                       /s/Anthony G. Hargreaves
                              Anthony G. Hargreaves

Date: 3/1/01.                       /s/Edward L. Kunkel, Esq.
                              Edward L. Kunkel, Esq.

Date: 3/1/01.                       /s/David E. Nelson
                              David E. Nelson

Date: 3/1/01.                       /s/ Merton Dick Van Orden
                              Merton Dick Van Orden